EXHIBIT 99.2

SEPARATION AGREEMENT
THIS SEPARATION AGREEMENT (“Agreement”), is entered into by and between Stephen Bunker (“you” or “your”), and Nature’s Sunshine Products, Inc. (“NSP” or the “Company”), effective as of March 4, 2016 (the “Effective Date”). Employee and Company are referred to herein collectively as the “Parties.”

R E C I T A L S

WHEREAS, you are employed by NSP as its Executive Vice President, Chief Financial Officer and Treasurer pursuant to an Employment Agreement, dated as of December 21, 2007, and subsequently amended December 30, 2008 (the “Employment Agreement”) by and between you and NSP (“Employment”);

WHEREAS, you and NSP have mutually decided that your Employment with NSP will end as of the close of business on December 31, 2016 (“Separation Date”);

WHEREAS, the Parties desire to terminate the employment relationship in an amicable fashion; and

NOW, THEREFORE, in consideration of these promises and the mutual promises contained herein, and intending to be legally bound hereby, the Parties agree as follows:

A.    Continued Role.

1.    You will continue to work for NSP under the same terms and conditions of your current Employment, including current salary and benefits, up to and including the date of December 31, 2016 (the “Employment Period”). For the avoidance of doubt, benefits shall include participation in the Company’s discretionary executive bonus program for the 2016 calendar year. During the Employment Period, you shall continue with all roles and responsibilities currently entrusted to you; provided, however, that you will also assist in training any individual hired to assume the Chief Financial Officer role (the “Executive”) and, pursuant to any schedule set by the Chief Executive Officer of the Company but in no event later than December 31, 2016, transition your work, roles, responsibilities and any directorships to the Executive. Additionally, throughout the Employment Period you will continue to conduct yourself in a professional manner and comply with all requirements set forth in your Employment Agreement, as well as all NSP policies and procedures, including but not limited to the Code of Conduct, and the Foreign Corrupt Practices Act/Anti-Corruption Policy, copies of which are set forth on www.naturessunshine.com. At the end of the Employment Period, your employment with NSP will terminate.

2.    Both on the Effective Date and on or within ten days after the Separation Date, you and NSP shall execute a Release Agreement (“Release”), in the form attached hereto as Exhibit A (“Release”). Contingent upon (i) your signing the Release on the Effective Date and on or within ten days after the Separation Date and (ii) your not being in breach of any material provision of either this Agreement or your Employment Agreement, and subject to any applicable revocation period related to the Release, you will receive: (a) the separation amount and all other benefits as set forth in Section 5.1 of your Employment Agreement, provided, however, that (x) the first six months’ severance payment shall be made in a lump sum on the 15th day of the third month after your Separation Date, and (y) the remaining six months’ severance payment shall be made in six monthly installments (1/6 each) beginning on the first day of the seventh month after your Separation Date; (b) any unvested stock options or restricted stock units shall continue to vest

EXHIBIT 99.2

through March 31, 2017, and Executive shall have ninety (90) days from March 31, 2017, to exercise any vested but unexercised options; (d) you will remain eligible for payment in 2017 (by such date as all other executive bonuses are paid) of any discretionary bonus awarded for 2016; and (e) upon submission of invoices, the Company shall reimburse you in 2017 (not later than March 15, 2017) for up to $5,000 in legal fees for the review of the Separation Agreement and related Releases by a law firm.

3.    The lump sum severance payment described in Section A 2(a)(x) above, the deferred severance payments described in Section A 2(a)(9) above, and each other amount described in Section A 2 above and Section 5.1 of your Employment Agreement are hereby designated as separate payments for purposes of Section 409A of the Internal Revenue Code of 1986 as amended and the Treasury Regulations thereunder (“Section 409A”). All amounts payable under clauses (a)(x), (c), (d) and (e) of Section A 2 are intended to constitute “short-term deferrals” exempt from the requirements of Section 409A.

4.    In the event the Company terminates or constructively terminates your employment without “Cause” (as defined in Section 5.3.1 of your Employment Agreement) prior to December 31, 2016, you will be entitled to the benefits described in Section A 2 above applied as if your actual termination date was your “Separation Date” for purposes of this Agreement.

B.    Confidentiality, Non-Disparagement and Non-Competition.

1. (a) You agree not to disclose or misappropriate any trade secrets or confidential or proprietary information of Company (collectively “Confidential Information”) as set forth herein and as set forth in the NSP Employee Confidentiality Agreement, dated March 27, 2006, a copy of which is attached hereto as Exhibit B and incorporated by reference. Confidential Information means all information pertaining in any manner to the business of NSP and its employees, distributors, suppliers, vendors, customers, manufacturers, sales representatives, consultants, and business associates, which information is not generally available to the public. This definition includes, but is not limited to: (i) information about costs, profits, markets, sales, financial and marketing data and bids; (ii) plans for business, marketing, future development and new product concepts; (iii) employee personnel files and information about employee compensation and benefits; (iv) identity of and other business information relating to NSP’s customers and/or distributors, present or future, together with each such customer’s and/or distributor’s habits or needs; (v) identity of and other business information relating to NSP’s vendors, manufacturers and suppliers; and (vi) design drawings and computer programs.

     (b) In the event of an actual or threatened breach of the obligations set forth in Section B.1 (a) above, you acknowledge that NSP may suffer damages for which monetary compensation will not suffice and, accordingly, NSP shall be entitled to injunctive and other equitable relief in addition to any other rights or remedies that NSP may possess or be entitled to pursue.

    2. You agree to return to NSP by the Separation Date, any and all documents, books, manuals, drawings, writings, computer records and other tangible NSP property in your possession or control, (including all copies thereof) which you procured during or in connection with your employment with NSP. You acknowledge that all such material is the property of NSP solely and that you have no right, title, or interest in or to such materials. You further acknowledge that your conduct pursuant to this paragraph is material consideration for the payment referenced above.

    3.    For and in consideration for NSP’s commitments, you agree and promise not to disclose the substance, contents, amounts or terms of this Agreement, including exhibits, except to your legal, tax or financial advisors, your immediate family or in response to an inquiry by federal or state tax authorities or

EXHIBIT 99.2

other agencies. In the event you reveal any material terms of this Agreement as permitted in this Section B.3, said person or persons to whom such information is disclosed shall be instructed that this is a private agreement legally protected by the terms of this Agreement and may not be revealed to any other person for any reason whatsoever. You acknowledge that your promises of confidentiality, as set forth herein, are material and essential consideration for NSP’s promises and agreements herein.

4. You agree not to disparage NSP or any NSP officer, director or distributor or any person you know to be a former or current employee of NSP at the level of Director or above. You also agree not to disparage any and all past or present Company products, customers and/or distributors.

5.    Nothing in this Agreement shall prevent you from: (a) disclosing information or documents in response to a compelled process of law, including but not limited to production in response to any subpoena or in response to a discovery request issued in any administrative or legal proceeding in which one of the Parties is a party, provided, however, that to the extent you are the subject of any such discovery request or subpoena, you will immediately notify NSP’s legal department, for the purpose of allowing NSP to assert its rights to confidentiality under this Agreement and/or the law; (b) responding truthfully to any inquiry initiated by a government agency or entity; (c) disclosing information in proceedings to enforce the terms of this Agreement; (d) disclosing information necessary to prosecute or defend actions in which one of the Parties is a named party; or (e) testifying truthfully or providing truthful information under oath in any legal, administrative or other proceeding.

6.    With respect to the non-competition provision set forth in Section 6.1 of the Employment Agreement, it is hereby modified such that it shall apply only to the direct selling industry, i.e., during the Restricted Period (as that term is defined in the Employment Agreement), it shall be prohibited for you to be employed by, participate in, plan for or organize a direct selling company. It shall no longer apply to the distribution of herbs, vitamins or nutritional supplements through means other than direct selling.

C.    Further Agreements and Representations.

1.    You represent and warrant that you have not filed or initiated any claim, action, charge, complaint or suit of any kind against NSP, and you further agree that you will not file or initiate any claim, action, charge, complaint or suit of any kind against NSP based on any claims released by the Release attached hereto. You agree that you will not voluntarily assist, encourage, or cooperate with any other person in instituting or prosecuting any claim or action against NSP, and you further agree that you will not assist, encourage, permit or authorize any other person to institute a claim or action on his behalf or as part of a class action against NSP that relates in any way to the matters released in the Release attached hereto.

2.    If you materially breach any provision of this Agreement, NSP may immediately terminate employment and all rights and benefits set forth in this Agreement.

3.    It is understood and agreed that this is a compromise settlement of potential disputed claims, and the furnishing of the consideration for this Agreement shall not be deemed or construed as an admission of liability, responsibility or wrongdoing by any party at any time for any purpose, all of which liability, responsibility or wrongdoing are hereby denied.

4.    This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the application of the principles of conflicts of law.

EXHIBIT 99.2

6.    Should any provision of this Agreement or any portion thereof, be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be automatically conformed to the law, if possible, or deemed not to be part of the Agreement.

7.    The Parties to this Agreement acknowledge that they have entered into this Agreement voluntarily, without coercion and based upon their judgment and not in reliance upon any representation or promises made by the other party other than those contained therein. This Agreement and the Release, together, incorporate and constitute the entire agreement among the Parties regarding the subject matter hereof and shall be deemed a fully integrated agreement, which recites the sole consideration for the promises exchanged herein. The Parties have read this Agreement, and they are fully aware of its contents and of its legal effect and acknowledge that all promises, waivers and agreements herein are knowing and voluntary.

8.    The Parties hereby agree to make, execute and deliver such other instruments or documents, and to do or cause to be done such further or additional acts, as reasonably may be necessary to effectuate the purposes or to implement the terms of this Agreement. This Agreement and the Release may not be modified or cancelled, nor may any provision with respect to it be waived, except in a writing signed by the Parties.

9.    This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

[Signature page follows]

EXHIBIT 99.2

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below but effective as of the first stated above.

EMPLOYEE:		NATURE’S SUNSHINE PRODUCTS, INC.

By:	/s/ Stephen M. Bunker	By:	/s/ Gregory L. Probert
	Stephen Bunker, an individual		Gregory L. Probert
		Its:	CEO and Chairman of the Board

Exhibits:

Exhibit A	Form of Release Agreement
Exhibit B	NSP Employee Confidentiality Agreement, dated March 27, 2006,

[Signature Page - Separation Agreement-Stephen Bunker]

EXHIBIT 99.2

EXHIBIT A
Form of Release Agreement

[see attached]

EXHIBIT 99.2

RELEASE AGREEMENT
THIS RELEASE AGREEMENT (this “Release”) is made and effective as of March ___, 2016, by and between Stephen Bunker (“you” or “yours”) and Nature Sunshine Products, Inc. (“NSP”).
WHEREAS, your employment with NSP has terminated; and
WHEREAS, pursuant to Section A.2 of the Separation Agreement by, and between the NSP and you, dated effective March 4, 2016 (the “Separation Agreement”), NSP has agreed to pay you certain amounts and to provide you with certain rights and benefits, subject to the execution of this Release.
NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:
1.    Consideration. You acknowledge that: (i) the payments, rights and benefits set forth in Section A.2 of the Separation Agreement (“Consideration”), constitute full settlement of all of your rights under the Separation Agreement and in connection with your employment with NSP, and that the Consideration provided under Section A.2 of the Separation Agreement shall be paid to you in consideration of the promises made by you in this Release, and contingent on your fulfillment of the conditions of this Release; and (ii) except as otherwise provided specifically in this Release, NSP does not and will not have any other liability or obligation to you under the Separation Agreement. You further acknowledge that, in the absence of your execution of this Release, the benefits and payments specified in the Separation Agreement (other than those specified) would not otherwise be due to you, and that the execution of this Release and the payment of consideration hereunder are not and shall not be construed in any way as an admission of wrongdoing or liability on the part of NSP.
2.    Release and Covenant Not to Sue.
2.1    You and NSP each hereby fully and forever release and discharge the other, and all of their respective predecessors and successors, assigns, stockholders, subsidiaries, parents, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present and in their respective capacities as such (NSP and you and each such respective person or entity is each referred to as a “Released Person”), from any and all lawsuits, claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, including those arising out of your employment by NSP or the termination thereof. You agree that this release of claims includes, but is not limited to, claims for breach of any implied or express contract or covenant; claims for promissory estoppel; claims of entitlement to any pay (other than the Consideration set forth in Section 1); claims of wrongful denial of insurance and employee benefits; claims for wrongful termination, public policy violations, defamation, invasion of privacy, fraud, misrepresentation, emotional distress or other common law or tort matters; claims of harassment, retaliation or discrimination based on age, race, color, religion, sex, national origin, ancestry, physical or mental disability, medical condition, marital status, sexual preference, union activity or veteran status; claims based on legal restrictions on NSP’s or any of the Released Person’s right to terminate, not to hire or promote employees, or to change an employee’s compensation; and claims based on any federal, state or other governmental statute, regulation or ordinance, or any other federal, state or local statute, ordinance, including any or any other federal, state or local statute, ordinance or regulation regarding employment.,
2.2    You and NSP each expressly represent that they have not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that neither has assigned any claim against

EXHIBIT 99.2

a Released Person. You and NSP each further promise not to initiate a lawsuit or to bring any other claim against the other or any Released Person arising out of or in any way related to your employment by NSP or the termination of that employment. This Release will not prevent you from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by you for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred. This Release shall not affect your rights under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act to have a judicial determination of the validity of this release and waiver.
3.    Rescission Right. You expressly acknowledge and recite that (a) you have read and understand the terms of this Release in its entirety, (b) you have entered into this Release knowingly and voluntarily, without any duress or coercion; (c) you have been advised orally and are hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) you were provided twenty-one (21) calendar days after receipt of the form of Release attached to the Separation Agreement to consider its terms before signing it; (e) should you nevertheless elect to execute this Release sooner than twenty-one (21) days after you have received it, you specifically and voluntarily waive the right to claim or allege that you have not been allowed by NSP or by any circumstances beyond your control to consider this Release for a full twenty-one (21) days. You will be provided seven (7) calendar days from the date of signing to terminate and revoke this Release by providing written notice of revocation to NSP, in which case this Release shall be unenforceable, null and void.
4.    Further Agreements and Representations.
4.1    You acknowledge that in order for you to be entitled to receive the Consideration provided for hereunder, you will abide by the restrictive covenants set forth in the Separation Agreement during the entire period during which you receive the Consideration. Notwithstanding any language or reference to the contrary in this Release or the Separation Agreement, you shall not be required to abide by the restrictive covenants contained in the Separation Agreement following the termination of your employment with NSP. However, you understand that abiding by the restrictive covenants is a material condition of your receipt of the Consideration, and that you will only be entitled to receive the Consideration during the period in which you abide by these restrictive covenants. You affirm that those restrictive covenants are reasonable and necessary to protect the legitimate interests of NSP, and that you have been offered adequate consideration in exchange for abiding by those restrictive covenants, to the extent you choose to do so.
4.2    You agree not to defame or disparage NSP or any NSP officer, director or distributor, or any person you know to be a former or current employee of NSP at the level of Director or above. You also agree not to defame or disparage any and all past or present NSP products.
4.3    You further agree that, subject to reimbursement of reasonable expenses, you will cooperate fully with NSP and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which you were in anyway involved during your employment with NSP. You shall render such cooperation in a timely manner on reasonable notice from NSP.
4.4    If you violate or challenge the enforceability of any provisions of this Release, including but not limited to the restrictive covenants included herein, no further payments, rights or benefits under the Separation Agreement will be due to you (except where such provision would be prohibited by applicable law, rule or regulation).

EXHIBIT 99.2

4.5    This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by NSP to you or by you to NSP. Each of NSP and you specifically denies any such violations.
4.6    You agree that you will not without the consent of NSP apply for reinstatement with NSP or seek in any way to be reinstated, re-employed or hired by NSP in the future.
4.7    You reaffirm your understanding of, and agreement to be bound by the terms of the NSP Employee Confidentiality and Non-Disclosure Agreement, dated March 27, 2006, a copy of which is attached as Exhibit A and incorporated by reference. Additionally, you reaffirm your understanding of and agreement to be bound by the confidentiality provisions contained in Section B of the Separation Agreement (collectively, “Confidentiality” and “Property of NSP”). In addition, you represent and agree that you will keep the terms, amount, and fact of this Release completely confidential, and that you will not hereafter disclose any information concerning this Release to any person other than your attorneys, accountants, or tax advisors, each of whom will be advised of its confidentiality and agree to be bound by these confidentiality terms. Under no circumstances may you or any of your representatives state or imply that you have received any financial payment from NSP, unless compelled to do so by law. You understand that your compliance with this section is a material term of this Release, and your violation of the confidentiality provision contained in this Release and/or Section B of the Separation Agreement would constitute a breach of the Release and result in a forfeiture of your right to any of the Consideration provided hereunder.
4.8    This Release shall inure to the benefit of and be binding upon you and NSP and their respective successors, permitted assigns, executors, administrators and heirs. You shall not may make any assignment of this Release or any interest herein, by operation of law or otherwise. NSP may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.
4.9    Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.
4.10    Except as otherwise provided herein, this Release and the Separation Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.
4.11    This Release shall be governed by, and enforced in accordance with, the laws of the State of Utah, without regard to the application of the principles of conflicts of laws.
4.12    This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.
4.13    This Release is incorporated herein by reference into, and shall become a part of and be subject to the terms, of the Separation Agreement. The Release shall be effective only if both Parties have dated and executed it.

EXHIBIT 99.2

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS

[Signature page follows]

EXHIBIT 99.2

IN WITNESS WHEREOF, the parties have executed this Release on the date set forth below but effective as of the first stated above.

YOU:	NATURE’S SUNSHINE PRODUCTS, INC.

By: Stephen Bunker, an individual Dated:______ __, 2016	By: Gregory L. Probert Its:CEO and Chairman of the Board Dated:________ __, 2016

[Signature Page to Release Agreement-Stephen Bunker]

EXHIBIT 99.2

EXHIBIT B
NSP Employee Confidentiality Agreement, dated March 27, 2006
[see attached]

EXHIBIT 99.2

NSP EMPLOYEE CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "Agreement") is made and entered into as of the 27th day of March, 2006 (the "Effective Date"), by and between NATURE'S SUNSHINE PRODUCTS, INC., a Utah corporation with its principal office in Provo, Utah ("NSP") and the undersigned individual, Stephen M. Bunker ("Employee"), who since the Effective Date has been an employee of NSP.

1.    Definition of Confidential Information. In this Agreement, the term "Confidential Information," with respect to NSP or any third party, shall mean any and all information of NSP, or, as the case may be, of any third party, including any and all of the following, which are not intended to be mutually exclusive:

(a)    intellectual property, trade secrets, know how, technology, computer programs (whether owned by NSP or any third party or used under license), designs, data, research, lab books, methods, systems, formulae, formulations, recipes, compositions, devices, processes and records;

(b)    marketing information and methods, including marketing data, market research, sales techniques, and the names, addresses, telephone and telecopier numbers, and the operation, buying habits and practices of customers, distributors and representatives;

(c)    information regarding purchasing methods and sources including the names and identifying and other information regarding vendors and suppliers, costs of materials and prices at which materials, products or services are or have been obtained or sold; and

(d)    information regarding employees, including terms and conditions of employment and performance evaluations; financial statements, forecasts, reports and all financial information not disseminated to the public.

2.    Duty of Confidentiality. Employee hereby agrees to hold all Confidential Information of NSP in strictest confidence. During the term of Employee's employment, Employee may have access to and become acquainted with Confidential Information of third parties (such as suppliers and customers of NSP) which is in NSP's possession. Employee agrees to also hold such third parties' Confidential Information in strictest confidence as if it were Confidential Information of NSP. Confidential Information ceases to be Confidential Information when (through no fault of Employee) it enters the public domain and is publicly known, as evidenced by printed publication or other published work. Employee shall not undertake any employment or activity if the loyal and complete fulfillment of the duties of such employment or activity would require Employee to disclose or use any Confidential Information in breach of this Agreement.

3.    Use During Employment. During the term of Employee's employment and thereafter, Employee shall not directly or indirectly in any way use, copy, transfer or disclose any Confidential Information of NSP or of any third party, except as required in the performance of Employee's duties for NSP, or as specifically authorized by the Chief Executive Officer of NSP. After the termination of Employee's employment, such authorization must be in writing.

4.    NSP's Property. All computer disks, papers, files, documents, works and other materials containing any (i) Confidential Information of NSP, (ii) Confidential Information of a third party which is in NSP's possession, or (iii) information which Employee prepares, uses, possess or controls that affects or relates to the business of NSP, shall be and remain the sole property of NSP; and, with the exception of ordinary work routinely taken home or on business trips, shall not be removed from NSP's facilities without prior specific authorization of the Chief Executive Officer of NSP.

5.    Return of Materials Upon Notice of Termination. Employee agrees that effective when Employee gives NSP, or receives from NSP, notice terminating Employee's employment, Employee shall immediately return to NSP all property of NSP in Employee's possession, use or control, including any and all originals and copies of any files, documents, works and other materials containing any Confidential Information of NSP or of any third party. Employee shall not take with him or her, or cause or permit any unauthorized use, destruction, disclosure or copying of, or the removal from NSP's facilities of, any originals or copies of any computer disks, papers, files, documents, works and other materials containing any Confidential Information of NSP or of any third party.

6.    Prior Relationships of Confidentiality. Employee represents and warrants that Employee's employment under this Agreement does not violate any other agreement binding Employee, nor violate any obligation of confidentiality between Employee and any third party. Further, Employee agrees that Employee will not use for NSP's benefit, or disclose to NSP, any

EXHIBIT 99.2

Confidential Information of any third party if Employee is prohibited by agreement (such as an agreement with a prior employer) or otherwise from so using or disclosing such Confidential Information. Employee represents and warrants that Employee has disclosed to NSP any such obligations of confidentiality and prohibitions, if any. Employee agrees to indemnify and hold NSP harmless from all damages, expenses, costs, attorneys' fees and liability incurred in connection with, or resulting from, any breach of this Section 6.

7.    Ownership of Works of Authorship and Inventions. Employee hereby assigns and transfers to NSP, any and all works of authorship, inventions and innovations (whether deemed patentable or not), made by Employee (or by Employee jointly with others) during the term of Employee's employment (whether same were made during or after normal office hours or at or away from NSP's facilities) which relate to or are useful in the business of NSP. For purposes of copyright law, any such work of authorship shall be deemed a work made for hire. Employee agrees to promptly disclose to NSP all such works of authorship, inventions and innovations. Employee agrees to execute any document reasonably requested and prepared by NSP that is necessary or appropriate to document, perfect or effect the intention of this Section 7 or to secure any patent, copyright registration (as a work made for hire) or other protection thereof for NSP.

8.    Likeness or Image. Employee hereby understands, acknowledges and agrees that NSP shall have the right, license and privilege to use Employees name, voice, photograph, and any other likeness, without limitation in connection with promoting, advertising, publicizing and endorsing any NSP owned or affiliated products throughout the world, in all media of every nature whatsoever.

9.    Acknowledgement. The parties understand, acknowledge and agree that, as between them, all items of Confidential Information are important, material and confidential trade secrets of NSP and affect the successful conduct of the business of NSP and its good will. Any breach of this Agreement is a material breach of Employee's employment agreement with NSP. Employee acknowledges that Employee's covenants and agreements in this Agreement are reasonable and necessary to protect the legitimate interests and Confidential Information of NSP. The parties acknowledge and agree that the compensation and benefits provided to Employee during Employee's employment are in substantial part consideration for this Agreement. Employee's obligations under this Agreement shall survive the termination of Employee's employment by any means or reason, or by either party.

10.    Entire Agreement; Amendment. The parties understand and expressly agree that (i) this Agreement shall constitute the entire agreement between the parties relative to the subject matter hereof and thus this Agreement supersedes and revokes any and all prior agreements, whether written or oral relative to the subject matter hereof, and (ii) there are no representations, warranties or agreements, either express or implied or oral or written, except as set forth herein. This Agreement may be modified only in a writing executed by the parties that specifically indicates it is amending this Agreement.

11.    Governing Law. This Agreement shall be governed by the laws of the State of Utah. Any litigation arising out of this Agreement shall be conducted in applicable courts in Provo, Utah, and the parties expressly agree upon and consent to such jurisdiction and venue.

12.    Enforcement. For any breach of this Agreement, Employee agrees that NSP shall be entitled to injunctive or other equitable or legal relief which may include, but shall not be limited to (i) restraining Employee from rendering any service or performing any activity in breach of this Agreement, (ii) an order for specific relief, (iii) other equitable relief, and (iv) damages including, costs and reasonable attorneys' fees. However, no remedy available under this Agreement (including this Section 11) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other available remedy or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by NSP shall not constitute any waiver of the right to pursue other available remedies.

13.    Attorneys' Fees. If either party breaches this Agreement, then the nonbreaching party shall be entitled to collect from the breaching party any and all reasonable costs, including attorneys' fees, incurred by the nonbreaching party in enforcing this Agreement. Such relief shall be in addition to any other relief to which the nonbreaching party is entitled.

14.    Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing.

IN WITNESS WHEREOF, NSP has caused this Agreement to be executed by its duly authorized officer, and Employee and NSP have executed this Agreement as of the date first above written.

EXHIBIT 99.2

Nature's Sunshine Products, Inc.		Employee:

By:	/s/ Kristine Hughes	Signature:	/s/ Stephen M. Bunker
		Printed Name:	Stephen M. Bunker
		Address:	11547 N. Granite Flats Rd,
Highland, Utah 84003